EXHIBIT 10.10

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{Massachusetts General}

LICENSE AGREEMENT

THIS AGREEMENT, effective as of November 7, 2003 (“EFFECTIVE DATE”) between THE GENERAL HOSPITAL CORPORATION, a not-for-profit corporation doing business as Massachusetts General Hospital, having a place of business at Fruit Street, Boston, Massachusetts 02114 (“GENERAL”) and RELIANT TECHNOLOGIES, INC., a corporation having offices at 5375 Mira Sorento Place, San Diego, CA 92121 (“COMPANY”).

RECITALS

WHEREAS, under research programs funded by the GENERAL and the U.S. Government, the GENERAL through research conducted by Drs. [ * ] has developed an invention pertaining to the [ * ];

WHEREAS, GENERAL has filed a U.S. Provisional Patent Application covering said invention and all Drs. [ * ] rights, title and interest in said application have been assigned to GENERAL;

WHEREAS, as a center for patient care, research and education, GENERAL, the owner of certain PATENT RIGHTS (defined below), desires to grant a license to those PATENT RIGHTS in order to benefit the public by disseminating the results of its research via the commercial development, manufacture, distribution and use of products and processes; and

WHEREAS, COMPANY has the capacity to commercially develop, manufacture, use and distribute such products and processes throughout the world;

NOW THEREFORE, in consideration of the premises and of the faithful performance of the covenants herein contained, the parties hereto agree as follows:

1.  DEFINITIONS

1.1          The term “AFFILIATE” with respect to either party shall mean any corporation or other legal entity other than that PARTY in whatever country organized, controlling, controlled by or under common control with that PARTY. The term “control” shall mean (a) in the case of COMPANY, direct or indirect ownership of at least fifty percent (50%) of the voting securities having the right to elect directors and (b) in the case of GENERAL, the power, direct or indirect, of management and policies, whether through the ownership of voting securities, by contract or otherwise.

1.2          The term “COMMERCIAL SALE” shall mean (a) any TRANSFER of a PRODUCT by COMPANY, an AFFILIATE or SUBLICENSEE (which may include a transfer to an AFFILIATE or SUBLICENSEE), for value, cash or otherwise; (b) any USE of a

PROCESS by COMPANY, an AFFILIATE or SUBLICENSEE for which COMPANY, an AFFILIATE or SUBLICENSEE receives value, cash or otherwise.The term “LICENSE FIELD” shall mean [ * ].

1.3          The term “LICENSE TERRITORY” shall mean [ * ].

1.4          The term “NET SALES” shall mean

(a)           the gross amount billed, invoiced or received by COMPANY, its AFFILIATES and SUBLICENSEES (for the purposes of this section 1.5, each a SELLER) for TRANSFER of PRODUCTS and PROCESSES to a final customer who will be the end user of PRODUCT or PROCESS, less (to the extent appropriately documented) the following amounts actually paid by COMPANY, its AFFILIATE or SUBLICENSEE or actually taken by the customer:

(i)            credits and allowances by reason of rejection or return;

(ii)           reasonable and customary cash, quantity and trade discounts, rebates and cash discounts given to and actually taken by third parties;

(iii)         amounts for outbound transportation, insurance, handling or shipping to the extent separately invoiced;

(iv)          taxes, customs duties and other governmental charges levied on or measured by the COMMERCIAL SALES, to the extent separately invoiced, whether paid by or on behalf of COMPANY so long as COMPANY’s price is reduced thereby, but not franchise or income taxes of any kind whatsoever;

(b)           No deductions shall be made for commissions paid to individuals whether they be with independent sales agencies or regularly employed by COMPANY or its AFFILIATES or SUBLICENSEES and on their respective payrolls, or for any cost collections.

(c)           NET SALES shall occur on the date of billing for a PRODUCT or PROCESS. For a PRODUCT or PROCESS for which COMPANY, an AFFILIATE or SUBLICENSEES does not bill, NET SALES shall occur on the date on which payment is due or made to the COMPANY, its AFFILIATE or SUBLICENSEE, as applicable, whichever is earlier. If the date on which such payment is due or made cannot be ascertained, [ * ].

(d)           If a SELLER TRANSFERS or USES any PRODUCT or PROCESS at a discounted price that is lower than the customary price charged by SELLER or for non-cash consideration (whether or not at a discount), NET SALES shall be calculated based on the non-discounted cash amount charged to an independent third party for the PRODUCT or PROCESS during the same REPORTING PERIOD or, in the absence of such transaction, on the fair market value of the PRODUCT or PROCESS.

(e)           Transfer of a PRODUCT within COMPANY or between COMPANY and an AFFILIATE for sale by the transferee shall not be considered a sale, commercial use or

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disposition for the purpose of the foregoing paragraphs; in the case of such transfer the GROSS SALES PRICE shall be based on sale of the PRODUCT by the transferee.

1.5          The term “PATENT RIGHT” shall mean the GENERAL’s rights in U.S. Patent Application No. [ * ], entitled [ * ], including any division, [ * ].

1.6          The term “PRODUCT” shall mean any article, device, or composition, the manufacture, use, or sale of which, in whole or in part, absent the licenses granted herein, would infringe or would reasonably be considered to infringe one or more VALID CLAIM of any PATENT RIGHT. For clarity, PRODUCT shall not include consumables such as topicals and sterile disposables and carrying devices such as carts and cases.

1.7          The term “PROCESS” shall mean any process, method or service which, in whole or in part absent the license granted hereunder, would infringe or would reasonably be considered to infringe one or more VALID CLAIMS of PATENT RIGHTS.

1.8          The term “REPORTING PERIOD” shall mean each three month period ending March 31, June 30, September 30, and December 31.

1.9          The term “SUBLICENSEE” shall mean any third party sublicensee of the rights granted by COMPANY under section 2.1 to make, have made, use or sell any PRODUCT or PROCESS. As used in this Agreement, “SUBLICENSEE” shall include any third party to whom COMPANY has granted, directly or indirectly, the right to distribute a PRODUCT, provided that such third party has the responsibility in whole or in part for marketing and/or promotion of the PRODUCT within the territory for which such distribution rights are granted.

1.10        The term “TRANSFER” shall mean to sell or have sold, to lease or have leased, to import or have imported or otherwise to transfer or have transferred for cash consideration or otherwise of a PRODUCT or PROCESS.

1.11        The term “USE” shall mean the performance or other use of a PRODUCT or PROCESS.

1.12        The term “VALID CLAIM” shall mean [ * ].

2.  LICENSE

2.1          Grant of License. Subject to the terms of this Agreement, GENERAL hereby grants COMPANY and its AFFILIATES, to the extent not prohibited by the United States Government, in the LICENSE FIELD in the LICENSE TERRITORY:

(a)           an exclusive, royalty-bearing, transferable, to the extent permitted in Section 13.5, license under GENERAL’s rights in PATENT RIGHTS to make, have made, USE and TRANSFER PRODUCTS and to USE and TRANSFER PROCESSES;

(b)           the right to grant sublicenses under the rights granted in Section 2.1(a) to SUBLICENSEES, provided that in each case COMPANY shall be responsible for the performance of any obligations of SUBLICENSEES relevant to this AGREEMENT as if such

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performance were carried out by COMPANY itself [ * ].

The above licenses to sell PRODUCTS and PROCESSES include the right to grant to the purchaser of products and processes from COMPANY, its AFFILIATES, and SUBLICENSEES the right to use such purchased PRODUCTS or PROCESSES in a method coming within the scope of PATENT RIGHT.

2.2          Sublicenses. Any and all licenses granted hereunder shall be consistent with the terms of this Agreement, shall incorporate terms and conditions sufficient to enable COMPANY to comply with this Agreement and shall prohibit any further sublicense by a SUBLICENSEE. Any sublicense granted by COMPANY shall be subject to the prior written approval of GENERAL, which approval shall not be unreasonably withheld. COMPANY shall provide to GENERAL a fully signed [ * ] copy of all non-AFFILIATE sublicense agreements within thirty (30) days of executing the same and shall provide GENERAL with a fully signed copy of any AFFILIATE sublicense agreement within thirty (30) days of request by GENERAL. Upon termination of this Agreement or any license granted hereunder for any reason, any sublicenses shall be addressed in accordance with Section 10.6.

2.3          Retained Rights. Any and all licenses granted hereunder are subject to:

(a)           GENERAL’s and GENERAL’S AFFILIATES’ right to make and to use the subject matter described and claimed in PATENT RIGHTS and to permit others at academic and/or not-for-profit institutions to use the subject matter described and claimed in PATENT RIGHTS for research and educational purposes; and

(b)           for PATENT RIGHTS supported by federal funding, the rights, conditions and limitations imposed by U.S. law (see 35 U.S.C. 202 et seq. and regulations pertaining thereto), including without limitation:

(i)            the royalty-free non-exclusive license granted to the U.S. government; and

(ii)           the requirement that any PRODUCTS or PROCESSES used or sold in the United States shall be manufactured substantially in the United States.

2.4          No Additional Rights. It is understood that nothing herein shall be construed to grant COMPANY a license express or implied under any patent owned solely or jointly by GENERAL other than the PATENT RIGHTS expressly licensed hereunder. GENERAL shall have the right to license any PATENT RIGHT to any other party for the purpose of manufacturing, using or selling of any PRODUCT or PROCESS outside of the LICENSE FIELD.

3.  DUE DILIGENCE OBLIGATIONS

3.1          Diligence Requirements. COMPANY shall itself use or shall cause its AFFILIATES or SUBLICENSEES, as applicable, to use, [ * ] efforts to develop and make available to the public PRODUCTS and PROCESSES throughout the LICENSE TERRITORY in the LICENSE FIELD. Such efforts shall include the following objectives within the time

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period designated below following the EFFECTIVE DATE:

(a)           within [ * ], apply for the first regulatory clearance necessary to market a PRODUCT or PROCESS in the United States and in connection therewith take all actions necessary under the Food, Drug and Cosmetic Act (21 USC 301-391);

(b)           within [ * ], make the first COMMERCIAL SALE of the PRODUCT or PROCESS in the United States; and

(c)           COMPANY shall itself or an AFFILIATE or SUBLICENSEE make such first COMMERCIAL SALE within the following countries and regions in the LICENSE TERRITORY within the following period of time after the EFFECTIVE DATE of this Agreement:

(i)            [ * ], on or before [ * ]

(ii)           [ * ], on or before [ * ]

(d)           following the first COMMERCIAL SALE in any country in the LICENSE TERRITORY, COMPANY shall itself or through its AFFILIATES and/or SUBLICENSEES make continuing COMMERCIAL SALES in such country without any elapsed time period of [ * ] or more in which such COMMERCIAL SALES do not occur.

Achievement of the foregoing objectives shall be deemed to satisfy COMPANY’s obligations to use [ * ] efforts under this section 3.1.

3.2          Diligence Failures. If GENERAL determines that COMPANY has failed to fulfill its obligations under section 3.1, the GENERAL may treat such failure as a default and may terminate this Agreement and/or the licenses granted hereunder in accordance with Section 10.4.

3.3          Diligence Reports. COMPANY shall provide all reports with respect to its obligations under Section 3.1 as set forth in Article 5.

4.  PAYMENTS AND ROYALTIES

4.1          License Issue Fee. COMPANY shall pay GENERAL a non-refundable, non-creditable license issue fee in the sum of [ * ] Dollars ($[ * ]) upon execution of this Agreement.

4.2          Patent Cost Reimbursement. COMPANY shall reimburse GENERAL for [ * ] costs associated with the preparation, filing, prosecution and maintenance of all PATENT RIGHTS, including but not limited to all costs incurred as part of any action taken by GENERAL to resolve any potential interference action between PATENT RIGHTS and COMPANY patent rights (“COSTS”), whether such action is prior to or after an interference is declared by the United States Patent and Trademark Office (“USPTO”). All COSTS shall be paid by COMPANY within thirty (30) days of COMPANY’s receipt of an invoice for such COSTS either from GENERAL or GENERAL’s patent counsel.

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4.3          License Maintenance Fee. COMPANY shall pay to GENERAL the following amounts in license maintenance fees within sixty (60) days after the end of the REPORTING PERIOD in which each of the following anniversaries of the EFFECTIVE DATE occurs:

(a)           For the period between January 1, 2005 and December 31, 2005, and for a period between January 1, 2006 and December 31, 2006, an annual payment of [ * ] Dollars ($    [ * ]);

(b)           For the period of [ * ] and [ * ], and [ * ] thereafter, an [ * ] payment of      [ * ] Dollars ($[ * ])

This license maintenance fee is non-refundable; however the license maintenance fee shall be credited against royalties subsequently due on NET SALES made during the same calendar year, if any. License maintenance fees paid in excess of royalties due on NET SALES made in such calendar year shall not be credited against royalties due on NET SALES made in any other year.

4.4          Milestone Payments. In addition to the payments set forth in Section 4.1 through 4.3 above, COMPANY shall pay GENERAL a non-refundable, non-creditable milestone payment of [ * ] Dollars ($[ * ]) within sixty (60) days of the first FDA clearance of a PRODUCT or PROCESS that is commercialized or June 1, 2004, whichever shall occur earlier.

4.5          Royalties.

(a)           Beginning with the first COMMERCIAL SALE in any country in the LICENSE TERRITORY COMPANY and its AFFILIATES shall pay GENERAL, during the term of any license granted under Section 2 of this Agreement, a royalty of [ * ] of the NET SALES of all PRODUCTS and PROCESSES hereunder.

(b)           If more than one royalty rate is applicable to a PRODUCT or PROCESS, only the highest of the applicable royalty rates shall apply.

(c)           All payments due to GENERAL under this Section 4.5 shall be due and payable by COMPANY within sixty (60) days after the end of each REPORTING PERIOD, and shall be accompanied by a report as set forth in Section 5.

4.6          Sublicense Income. COMPANY shall pay GENERAL within sixty (60) days of receipt thereof (a) [ * ] of any and all royalty and non-royalty income including without limitation any payment due COMPANY or an AFFILIATE in consideration for the sublicensing of any license granted hereunder, whether in the form of up-front license fees, license issue fees, maintenance fees, milestone payments or the fair market value of any non-cash consideration; and (b) [ * ] of any payment due to COMPANY for distribution rights or similar rights pertaining to PRODUCTS or PROCESSES.

4.7          Form of Payment. Checks for all payments due to the GENERAL under this Agreement shall be made payable to GENERAL and addressed as set forth in Section 12.2. Each payment shall reference this Agreement and identify the obligation under this Agreement that the payment satisfies. All payments under this Agreement shall be drawn on a United States bank

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and shall be payable in United States dollars. Conversion of foreign currency to U.S. dollars shall be made at the conversion rate existing in the United States, as reported in the Wall Street Journal, on the last working day of the applicable REPORTING PERIOD. Such payments shall be without deductions of exchange, collection or other charges, and specifically without deduction of withholding or similar taxes or other government imposed fees or taxes except as permitted in the definition of NET SALES.

4.8          Overdue Payments. The payments due under this Agreement shall, if overdue, bear interest beginning on the first day following the REPORTING PERIOD to which such payment was incurred and until payment thereof at a per annum rate equal to [ * ] above the prime rate in effect on the due date as reported by the Wall Street Journal, such interest rate being compounded on the last day of each REPORTING PERIOD, not to exceed the maximum permitted by law. Any overdue payments when made shall be accompanied by all interest so accrued. Said interest and the payment and acceptance thereof shall not preclude GENERAL from exercising any other rights it may have as a consequence of the lateness of any payment.

5.  REPORTS AND RECORDS

5.1          Diligence Reports. Within sixty (60) days after the end of each REPORTING PERIOD ending on June 30 and December 31 COMPANY shall report in writing to GENERAL on progress made toward the objectives set forth in Section 3.1, including, without limitation,      [ * ].

5.2          Milestone Achievement Notification. COMPANY shall report to GENERAL the dates on which it achieves the milestone set forth in Section 4.4 within thirty (30) days of such occurrence.

5.3          Sublicense Income Reports. COMPANY shall, along with delivering payment as set forth in Section 4.6, report to GENERAL within sixty (60) days of receipt the amount of all non-royalty income received by COMPANY, and COMPANY’S calculation of the amount due and paid to GENERAL from such income, including an itemized listing of the source of income comprising such consideration, and the name and address of each entity making such payments. COMPANY shall further provide sublicense royalty income report as substantially provided for in section 5.4.

5.4          COMMERCIAL SALES Reports. COMPANY shall report to GENERAL the date on which it achieves the first COMMERCIAL SALE in each country of the LICENSE TERRITORY within thirty (30) days of each such occurrence. Following the first COMMERCIAL SALE, COMPANY shall deliver reports to GENERAL within sixty (60) days after the end of each REPORTING PERIOD. Each report under this Section 5.4 shall have substantially the format outlined in Appendix A, to be provided by General within thirty (30) days of the Effective Date of this Agreement, shall be certified as correct by an officer of COMPANY and shall contain at least the following information as may be pertinent to a royalty accounting hereunder for the immediately preceding REPORTING PERIOD:

(a)           (i)            [ * ];

(ii)           [ * ];

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(b)           [ * ];

(c)           [ * ];

(d)           [ * ]; and

(e)           [ * ].

If no amounts are due to GENERAL for any REPORTING PERIOD, the report shall so state.

5.5          Audit Rights. COMPANY shall maintain, and shall cause each of its AFFILIATES and SUBLICENSEES to maintain, complete and accurate records relating to the rights and obligations under this Agreement and any amounts payable to GENERAL in relation to this Agreement, which records shall contain sufficient information to permit GENERAL and its representatives to confirm the accuracy of any payments and reports delivered to GENERAL and compliance in all other respects with this Agreement. COMPANY shall retain and make available, and shall cause each of its AFFILIATES and SUBLICENSEES to retain and make available, such records for at least [ * ] following the end of the calendar year to which they pertain, to GENERAL and/or its representatives, at GENERAL’s expense and upon at least fifteen (15) days’ advance written notice, for inspection during normal business hours, to verify any reports and payments made and/or compliance in other respects under this Agreement. If any examination conducted by GENERAL or its representatives pursuant to the provisions of this Section show an underreporting or underpayment of [ * ] or more in any payment due to GENERAL hereunder, COMPANY shall bear the full cost of such audit and shall remit any amounts due to GENERAL (including interest due in accordance with Section 4.8) within thirty (30) days of receiving notice thereof from GENERAL.

6.  PATENT PROSECUTION AND MAINTENANCE

6.1          Prosecution. GENERAL shall be responsible for the preparation, filing, prosecution and maintenance of all patent applications and patents included in PATENT RIGHTS. COMPANY shall reimburse GENERAL for reasonable COSTS incurred by GENERAL relating thereto in accordance with Section 4.2.

6.2          Copies of Documents. With respect to any PATENT RIGHT, GENERAL shall instruct the patent counsel prosecuting such PATENT RIGHT to promptly copy COMPANY on all patent prosecution documents, and COMPANY shall have the opportunity to review and comment upon such documents to GENERAL and GENERAL’s patent counsel.

6.3          Company’s Election Not to Proceed. COMPANY may elect to surrender any patent or patent application in Patent Rights in any country upon sixty (60) days written notice to GENERAL. Such notice shall relieve COMPANY from the obligation to pay for future COSTS but shall not relieve COMPANY from responsibility to pay COSTS incurred prior to the expiration of the sixty (60) day notice period. Such U.S. or foreign patent application or patent shall thereupon cease to be a PATENT RIGHT hereunder, COMPANY shall have no further rights therein and shall immediately cease the USE and TRANSFER of PRODUCTS and PROCESSES under such rights in such country, and GENERAL shall be free to license its rights to that particular U.S. or foreign patent application or patent to any other party on any terms.

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6.4          Avoidance and Management of Interference Actions. Upon execution of this Agreement the Parties shall, with the aid of their respective counsel, in good faith, work cooperatively to establish a patent prosecution strategy for the PATENT RIGHTS, as such PATENT RIGHTS may relate to COMPANY patent rights, in order to identify and resolve any potential interference action prior to such interference being declared by the Patent and Trademark Office between PATENT RIGHTS and COMPANY patent rights. In the event that such interference action cannot be avoided as described herein above, and such interference is declared by the Patent and Trademark Office between PATENT RIGHTS and COMPANY patent rights, the parties shall work cooperatively, in good faith, to resolve such interference action as expediently as reasonably possible. It is the parties intent to establish a strong intellectual property position for PRODUCTS and PROCESSES through the patent management efforts of both parties described herein.

7.  INFRINGEMENT

7.1          GENERAL Right to Prosecute. GENERAL will protect its PATENT RIGHTS from infringement and prosecute infringers when, in its sole judgment, such action may be reasonably necessary, proper and justified. If COMPANY shall have [ * ] infringement of a claim of a PATENT RIGHT by a third party which poses a material threat to COMPANY’S rights under this Agreement, COMPANY may by notice request GENERAL to take steps to protect the PATENT RIGHT. GENERAL shall notify COMPANY within [ * ] of the receipt of such notice whether GENERAL intends to prosecute the alleged infringement. If GENERAL notifies COMPANY that it intends to so prosecute, GENERAL shall, within [ * ] of its notice to COMPANY either (i) cause such infringement to terminate, or (ii) initiate legal proceedings against the infringer.

7.2          COMPANY Right to Prosecute. In the event GENERAL notifies COMPANY that GENERAL does not intend to prosecute said infringement COMPANY may, upon notice to GENERAL, initiate legal proceedings against the infringer at COMPANY’s expense. Before commencing such action, COMPANY and, as applicable, any AFFILIATE, shall consult with GENERAL and shall give careful consideration to the views of GENERAL regarding the advisability of the proposed action and its potential effects on the public interest. COMPANY shall indemnify and hold GENERAL harmless from any costs, expenses or liability that GENERAL incurs in connection with such action, regardless of whether GENERAL is a party-plaintiff, except for the expense of any independent counsel retained by GENERAL in accordance with Section 7.5 below.

7.3          Settlement. COMPANY shall not enter into any settlement, consent judgment or other voluntary final disposition of any infringement action without the prior written consent of GENERAL.

7.4          Cooperation. Each PARTY agrees to cooperate reasonably in any action under this Article 7 which is controlled by the other PARTY, provided that the controlling party reimburses the cooperating party for any costs and expenses incurred by the cooperating party in connection with providing such assistance, except for the expense of any independent counsel retained by GENERAL in accordance with this Section 7.5. Such controlling party shall keep the cooperating party informed of the progress of such proceedings and shall make its counsel

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available to the cooperating party. The cooperating party shall also be entitled to independent counsel in such proceedings but at its own expense, said expense to be offset against any damages received by the PARTY bringing suit in accordance with Section 7.6.

7.5          Recovery. Any award paid by third parties as the result of such proceedings (whether by way of settlement or otherwise) shall first be applied to reimbursement of the unreimbursed legal fees and expenses incurred by either PARTY and then the remainder shall be divided between the PARTIES as follows:

(a)           (i)            if the amount is based on lost profits, COMPANY shall receive an amount equal to [ * ]; and

(ii)           GENERAL shall receive an amount equal to [ * ]; and

(b)           awards other than those based on lost profits shall be [ * ].

8.  INDEMNIFICATION AND INSURANCE

8.1          Indemnification.

(a)           COMPANY shall indemnify, defend and hold harmless GENERAL and its AFFILIATES and their respective trustees, directors, officers, medical and professional staff, employees, and agents and their respective successors, heirs and assigns (the “INDEMNITEES”), against any liability, damage, loss or expense (including reasonable attorney’s fees and expenses of litigation) incurred by or imposed upon the INDEMNITEES or any one of them in connection with any claims, suits, actions, demands or judgments arising out of any theory of product liability (including, but not limited to, actions in the form of tort, warranty, or strict liability) concerning any product, process or service made, used or sold pursuant to any right or license granted under this AGREEMENT.

(b)           COMPANY agrees, at its own expense, to provide attorneys reasonably acceptable to the GENERAL to defend against any actions brought or filed against any party indemnified hereunder with respect to the subject of indemnity contained herein, whether or not such actions are rightfully brought; provided, however, that any INDEMNITEE shall have the right to retain its own counsel, at the expense of COMPANY, if representation of such INDEMNITEE by counsel retained by COMPANY would be inappropriate because of actual or potential differences in the interests of such INDEMNITEE and any other party represented by such counsel. COMPANY agrees to keep GENERAL informed of the progress in the defense and disposition of such claim and to consult with GENERAL prior to any proposed settlement

8.2          Insurance.

(a)           Beginning at such time as any such product, process or service is being commercially distributed, sold, leased or otherwise transferred, or performed or used (other than for the purpose of obtaining regulatory approvals), by COMPANY, an AFFILIATE or SUBLICENSEE, COMPANY shall, at its sole cost and expense, procure and maintain commercial general liability insurance in amounts not less than $[ * ] per incident and $[ * ] annual aggregate and naming the INDEMNITEES as additional insureds. Such commercial

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general liability insurance shall provide (i) product liability coverage and (ii) broad form contractual liability coverage for COMPANY’s indemnification under Section 8.1 of this AGREEMENT. If COMPANY elects to self-insure all or part of the limits described above (including deductibles or retentions which are in excess of $[ * ] annual aggregate) such self-insurance program must be acceptable to the GENERAL and the Risk Management Foundation. The minimum amounts of insurance coverage required under this Section 8.2 shall not be construed to create a limit of COMPANY’s liability with respect to its indemnification under Section 8.1 of this AGREEMENT.

(b)           COMPANY shall provide GENERAL with written evidence of such insurance upon request of GENERAL. COMPANY shall provide GENERAL with written notice at least fifteen (15) days prior to the cancellation, non-renewal or material change in such insurance; if COMPANY does not obtain replacement insurance providing comparable coverage prior to the expiration of such fifteen (15) day period, GENERAL shall have the right to terminate this AGREEMENT effective at the end of such fifteen (15) day period without notice or any additional waiting periods.

(c)           COMPANY shall maintain such commercial general liability insurance beyond the expiration or termination of this AGREEMENT during (i) the period that any such product, process, or service is being commercially distributed, sold, leased or otherwise transferred, or performed or used (other than for the purpose of obtaining regulatory approvals), by COMPANY or by a licensee, affiliate or agent of COMPANY and (ii) a reasonable period after the period referred to in (c) (i) above which in no event shall be less than fifteen (15) years.

9.  WARRANTIES AND DISCLAIMER

9.1          [ * ].

9.2          Disclaimer. IN NO EVENT SHALL GENERAL OR ANY OF ITS AFFILIATES OR THEIR RESPECTIVE TRUSTEES, DIRECTORS, OFFICERS, MEDICAL AND PROFESSIONAL STAFF, EMPLOYEES AND AGENTS BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING ECONOMIC DAMAGES OR INJURY TO PROPERTY AND LOST PROFITS, REGARDLESS OF WHETHER GENERAL SHALL BE ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY OF THE FOREGOING.

10.  TERM AND TERMINATION

10.1        Term. The term of this Agreement shall commence on the EFFECTIVE DATE and shall remain in effect until the later of (a) the date on which all issued patents and filed patent applications within the PATENT RIGHTS have expired or been abandoned, and (b) one (1) year after the last COMMERCIAL SALE for which a royalty is due under Section 4.5(a), unless this Agreement is terminated earlier in accordance with the provisions of this Article 10.

10.2        Termination for Failure to Pay. If COMPANY fails to make any payment due hereunder, GENERAL shall have the right to terminate this Agreement upon ten (10) business days written notice, unless COMPANY makes such payments plus any interest due, as set forth in Section 4.8, within said ten (10) day notice period. If payments are not made, GENERAL may

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immediately terminate this Agreement at the end of said ten (10) day period. [ * ]

10.3        Termination for Insurance and Insolvency. GENERAL shall terminate this Agreement immediately upon written notice with no further notice obligation or opportunity to cure if COMPANY fails to maintain the insurance required by Section 8.2 or if COMPANY shall become insolvent, shall make an assignment for the benefit of creditors, or shall have a petition in bankruptcy filed for or against it.

10.4        Termination for Non-financial Default. If COMPANY, its AFFILIATES or SUBLICENSEES shall default in the performance of any of its obligations under this Agreement, including but not limited to its obligations under Section 3.1, and if such default has not been cured within sixty (60) days after notice by GENERAL in writing of such default, GENERAL may immediately terminate any licenses granted hereunder with respect to the country or countries in which such default has occurred at the end of said sixty (60) day cure period GENERAL shall also have the right to terminate such licenses immediately, upon written notice, in the event of repeated defaults even if cured within such sixty (60) day periods.

10.5        Termination by Company. COMPANY shall have the right to terminate this Agreement by giving ninety (90) days advance written notice to GENERAL and shall immediately cease the USE and TRANSFER of PRODUCTS and PROCESSES.

10.6        Effect of Termination on Sublicenses. Any sublicenses granted by COMPANY under this AGREEMENT shall provide for termination or assignment to GENERAL of COMPANY’s interest therein, at the option of GENERAL, upon termination of this AGREEMENT or upon termination of any license hereunder under which such sublicense has been granted.

10.7        Effects of Termination of Agreement. Upon termination of this AGREEMENT for any reason, final reports in accordance with Article 5 shall be submitted to GENERAL and all royalties and other payments, including without limitation any unreimbursed patent expenses, accrued or due to GENERAL as of the termination date shall become immediately payable, COMPANY shall cease, and shall cause its AFFILIATES and SUBLICENSEES to cease under any sublicense granted by COMPANY, all TRANSFERS and USES of PRODUCT(S) and PROCESSES upon such termination. The termination or expiration of this Agreement or any licenses granted hereunder shall not relieve COMPANY, its AFFILIATES or SUBLICENSEES of obligations arising before such termination or expiration.

11.  COMPLIANCE WITH LAW

11.1        Compliance. COMPANY shall have the sole obligation for compliance with, and shall ensure that any AFFILIATES and SUBLICENSEES comply with, all government statutes and regulations that relate to PRODUCTS, including, but not limited to, FDA statutes and regulations and the Export Administration Act of 1997, as amended, and the regulations promulgated thereunder, and any applicable similar laws and regulations of any other country in the LICENSE TERRITORY.

11.2        Patent Numbers. COMPANY shall cause all PRODUCTS sold in the United States to be marked with all applicable U.S. Patent Numbers, to the full extent required by

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United States law. COMPANY shall similarly cause all PRODUCTS shipped to or sold in any other country to be marked in such a manner as to conform with the patent laws and practices of such country.

12.  DISPUTE RESOLUTION

12.1        If a dispute arises between the PARTIES relating to this Agreement or in the performance of this Agreement (“Dispute”), within [ * ] of notice given about the Dispute, (a) representatives of each PARTY with decision-making authority would in good faith negotiate to resolve the dispute. (b) If the above action does not resolve the Dispute within [ * ] of such meeting, then the PARTIES would try in good faith to resolve the Dispute by mediation in accordance with mutually acceptable mediation procedures. If the Dispute remains unresolved after [ * ] of mediation, the PARTIES agree to resolution of the Dispute by Alternative Dispute Resolution in accordance with the procedure set forth in Exhibit B.

13.  MISCELLANEOUS

13.1        Entire Agreement. This AGREEMENT constitutes the entire understanding between the PARTIES with respect to the subject matter hereof.

13.2        Notices. Any written notices, reports, waivers, correspondences or other communications required under or pertaining to this AGREEMENT, and including all payments required hereunder, shall be given by prepaid, first class, registered or certified mail or by an express/overnight delivery service provided by a commercial carrier, properly addressed to the other PARTY, which for GENERAL shall be as follows:

Director, Corporate Sponsored Research and Licensing

Massachusetts General Hospital

Building 149, 13th Street, Suite 5036

Charlestown, MA 02129

Notices and payments shall be considered timely if such notices are received on or before the established deadline date or sent on or before the deadline date as verifiable by legibly dated U.S. Postal Service postmark or dated receipt from a commercial carrier.

13.3        Amendment; Waiver. This Agreement may be amended and any of its terms or conditions may be waived only by a written instrument executed by an authorized signatory of the PARTIES or, in the case of a waiver, by the PARTY waiving compliance. The failure of either PARTY at any time or times to require performance of any provision hereof shall in no manner affect its rights at a later time to enforce the same. No waiver by either PARTY of any condition or term shall be deemed as a further or continuing waiver of such condition or term or of any other condition or term.

13.4        Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the PARTIES hereto and their respective permitted successors and assigns.

13.5        Assignment. Except as set forth in this Section 13.5, COMPANY shall not assign

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any of its rights or obligations under this Agreement without the prior written consent of GENERAL. Provided COMPANY has fulfilled its diligence obligations as set forth in Article 3, no such consent will be required to assign this Agreement to a successor of the COMPANY’s business to which this Agreement pertains or to a purchaser of substantially all of the COMPANY’s assets related to this Agreement, so long as such successor or purchaser shall agree in writing to be bound by the terms and conditions hereof prior to such assignment. COMPANY shall notify GENERAL in writing of any such assignment within thirty (30) days thereof. Failure of such assignee to so agree shall be grounds for termination of this Agreement for default.

13.6        Force Majeure. Neither PARTY shall be responsible for delays resulting from causes beyond the reasonable control of such party, including without limitation fire, explosion, flood, war, sabotage, strike or riot, provided that the nonperforming party uses commercially reasonable efforts to avoid or remove such causes of nonperformance and continues performance under this Agreement with reasonable dispatch whenever such causes are removed.

13.7        Use of Name. Neither PARTY shall use the name of the other PARTY or of any trustee, director, officer, staff member, employee, student or agent of the other PARTY or any adaptation thereof in any advertising, promotional or sales literature, publicity or in any document employed to obtain funds or financing without the prior written approval of the PARTY or individual whose name is to be used. For GENERAL, such approval shall be obtained from GENERAL’S Chief Public Affairs Officer.

13.8        Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the Commonwealth of Massachusetts, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent shall have been granted.

13.9        GENERAL Policies. COMPANY acknowledges that GENERAL’s employees and medical and professional staff members and the employees and staff members of GENERAL’s AFFILIATES are subject to the applicable policies of GENERAL and such AFFILIATES, including, without limitation, policies regarding conflicts of interest, intellectual property and other matters. COMPANY shall provide GENERAL with any agreement it proposes to enter into with any employee or staff member of GENERAL or any of GENERAL’s AFFILIATES for GENERAL’s prior review and shall not enter into any oral or written agreement with such employee or staff member which conflicts with any such policy. GENERAL shall provide COMPANY, at COMPANY’s request, with copies of any such policies applicable to any such employee or staff member.

13.10      Severability. If any provision(s) of this AGREEMENT are or become invalid, are ruled illegal by any court of competent jurisdiction or are deemed unenforceable under then current applicable law from time to time in effect during the term hereof, it is the intention of the parties that the remainder of this agreement shall not be effected thereby. It is further the intention of the parties that in lieu of each such provision which is invalid, illegal or unenforceable, there be substituted or added as part of this AGREEMENT a provision which shall be as similar as possible in economic and business objectives as intended by the parties to such invalid, illegal or enforceable provision, but shall be valid, legal and enforceable.

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13.11      Survival. Sections 5.5, 8.1, 8.2, 9.1, 9.2, 10.6, 10.7, 11.1, 11.2, 13.2, 13.7, 13.8, 13.9, 13.10, 13.11 and 13.12 shall survive termination or expiration of this Agreement.

13.12      Headings. All headings are for convenience only and shall not affect the meaning of any provision of this Agreement.

IN WITNESS WHEREOF, the PARTIES have caused this AGREEMENT to be executed by their duly authorized representatives as of the date first written above.

COMPANY		GENERAL

By:	/s/ Maynard A. Howe, PhD.	By:	/s/ Rebecca Menapace
Name: Maynard A. Howe		Name: Rebecca Menapace, MBA

Title:	CEO	Title:	Associate Director

Date:	11/10/03	Date:	11/7/03

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Appendix A

To be provided by GENERAL per Section 5.4 of the Agreement.

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Appendix B

Alternative Dispute Resolution

The Parties recognize that bona fide disputes as to certain matters may arise from time to time during the term of this Agreement which relate to either Party’s rights and/or obligations. To have such a dispute resolved by this Alternative Dispute Resolution (“ADR”) provision, a Party first must send written notice of the dispute to the other Party for attempted resolution by good faith negotiations between their respective presidents (or their designees) of the affected subsidiaries, divisions, or business units within [ * ] after such notice is received (all references to “days” in this ADR provision are to calendar days).

If the matter has not been resolved within [ * ] of the notice of dispute, or if the Parties fail to meet within such [ * ], either Party may initiate an ADR proceeding as provided herein. The Parties shall have the right to be represented by counsel in such a proceeding.

1.             To begin an ADR proceeding, a Party shall provide written notice to the other Party of the issues to be resolved by ADR. Within [ * ] after its receipt of such notice, the other Party may, by written notice to the Party initiating the ADR, add additional issues to be resolved within the same ADR.

2.             Within [ * ] following receipt of the original ADR notice, the Parties shall select a mutually acceptable neutral to preside in the resolution of any disputes in this ADR proceeding. If the Parties are unable to agree on a mutually acceptable neutral within such period, either Party may request the President of the CPR Institute for Dispute Resolution (“CPR”), 366 Madison Avenue, 14th Floor, New York, New York 10017, to select a neutral pursuant to the following procedures:

(a)           The CPR shall submit to the Parties a list of not less than [ * ] candidates within   [ * ] after receipt of the request, along with a Curriculum Vitae for each candidate. No candidate shall be an employee, director, or shareholder of either Party or any of their subsidiaries or affiliates.

(b)           Such list shall include a statement of disclosure by each candidate of any circumstances likely to affect his or her impartiality.

(c)           Each Party shall number the candidates in order of preference (with the number one (1) signifying the greatest preference) and shall deliver the list to the CPR within [ * ] following receipt of the list of candidates. If a Party believes a conflict of interest exists regarding any of the candidates, that Party shall provide a written explanation of the conflict to the CPR along with its list showing its order of preference for the candidates. Any Party failing to return a list of preferences on time shall be deemed to have no order of preference.

(d)           If the Parties collectively have identified fewer than [ * ] candidates deemed to have conflicts, the CPR immediately shall designate as the neutral the candidate for whom the Parties collectively have indicated the greatest preference. If a tie should result between two candidates, the CPR may designate either candidate. If the Parties collectively have identified

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[ * ] candidates deemed to have conflicts, the CPR shall review the explanations regarding conflicts and, in its sole discretion, may either (i) immediately designate as the neutral the candidate for whom the Parties collectively have indicated the greatest preference, or (ii) issue a new list of not less than [ * ] candidates, in which case the procedures set forth in subparagraphs 2(a) - 2(d) shall be repeated.

3.             No earlier than [ * ] or later than [ * ] after selection, the neutral shall hold a hearing to resolve each of the issues identified by the Parties. The ADR proceeding shall take place at a location agreed upon by the Parties. If the Parties cannot agree, the neutral shall designate a location other than the principal place of business of either Party or any of their subsidiaries or affiliates.

4.             At least [ * ] prior to the hearing, each Party shall submit the following to the other Party and the neutral:

(a)           a copy of all exhibits on which such Party intends to rely in any oral or written presentation to the neutral;

(b)           a list of any witnesses such Party intends to call at the hearing, and a short summary of the anticipated testimony of each witness;

(c)           a proposed ruling on each issue to be resolved, together with a request for a specific damage award or other remedy for each issue. The proposed rulings and remedies shall not contain any recitation of the facts or any legal arguments and shall not exceed one (1) page per issue.

(d)           a brief in support of such Party’s proposed rulings and remedies, provided that the brief shall not exceed twenty (20) pages. This page limitation shall apply regardless of the number of issues raised in the ADR proceeding.

Except as expressly set forth in subparagraphs 4(a) - 4(d), no discovery shall be required or permitted by any means, including depositions, interrogatories, requests for admissions, or production of documents.

5.             The hearing shall be conducted on [ * ] and shall be governed by the following rules:

(a)           Each Party shall be entitled to [ * ] of hearing time to present its case. The neutral shall determine whether each Party has had the [ * ] to which it is entitled.

(b)           Each Party shall be entitled, but not required, to make an opening statement, to present regular and rebuttal testimony, documents or other evidence, to cross-examine witnesses, and to make a closing argument. Cross-examination of witnesses shall occur immediately after their direct testimony, and cross-examination time shall be charged against the Party conducting the cross-examination.

(c)           The Party initiating the ADR shall begin the hearing and, if it chooses to snake an opening statement, shall address not only issues it raised but also any issues raised by the responding Party. The responding Party, if it chooses to make an opening statement, also shall

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address all issues raised in the ADR. Thereafter, the presentation of regular and rebuttal testimony and documents, other evidence, and closing arguments shall proceed in the same sequence.

(d)           Except when testifying, witnesses shall be excluded from the hearing until closing arguments.

(e)           Settlement negotiations, including any statements made therein, shall not be admissible under any circumstances. Affidavits prepared for purposes of the ADR hearing also shall not be admissible. As to all other matters, the neutral shall have sole discretion regarding the admissibility of any evidence.

6.             Within [ * ] following completion of the hearing, each Party may submit to the other Party and the neutral a post-hearing brief in support of its proposed rulings and remedies, provided that such brief shall not contain or discuss any new evidence and shall not exceed ten (10) pages. This page limitation shall apply regardless of the number of issues raised in the ADR proceeding.

7.             The neutral shall rule on each disputed issue within [ * ] following completion of the hearing. Such ruling shall adopt in its entirety the proposed ruling and remedy of one of the Parties on each disputed issue but may adopt one Party’s proposed rulings and remedies on some issues and the other Party’s proposed rulings and remedies on other issues. The neutral shall not issue any written opinion or otherwise explain the basis of the ruling.

8.             The neutral shall be paid a reasonable fee plus expenses. These fees and expenses, along with the reasonable legal fees and expenses of the prevailing Party (including all expert witness fees and expenses), the fees and expenses of a court reporter, and any expenses for a hearing room, shall be paid as follows:

(a)           If the neutral rules in favor of one Party on [ * ] disputed issues in the ADR, the losing Party shall pay [ * ] of such fees and expenses.

(b)           If the neutral rules in favor of one Party on some issues and the other Party on other issues, the neutral shall issue with the rulings a written determination as to how such fees and expenses shall be allocated between the Parties. The neutral shall allocate fees and expenses in a way that bears a reasonable relationship to the outcome of the ADR, with the Party prevailing on more issues, or on issues of greater value or gravity, recovering a relatively larger share of its legal fees and expenses.

9.             The rulings of the neutral and the allocation of fees and expenses shall be binding, non-reviewable, and non-appealable, and may be entered as a final judgment in any court having jurisdiction.

10.          Except as provided in paragraph 9 or as required by law, the existence of the dispute, any settlement negotiations, the ADR hearing, any submissions (including exhibits, testimony, proposed rulings, and briefs), and the rulings shall be deemed Confidential Information. The neutral shall have the authority to impose sanctions for unauthorized disclosure of Confidential Information.

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11.          All disputes referred to ADR, the statute of limitations, and the remedies for any wrong that may be found, shall be governed by the laws of the [ * ].

12.          The neutral may not award punitive damages. The Parties hereby waive the right to punitive damages.

13.          The hearings shall be conducted in the English language.

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